Exhibit 5

Execution Version

REGISTRATION RIGHTS AGREEMENT

This REGISTRATION RIGHTS AGREEMENT (“Agreement”), is entered into as of February     , 2014 by and between SD COMPANY, INC., a Utah corporation (the “Company”), and each of the persons listed on Exhibit A (individually and together, the “Investor”).

BACKGROUND

A. The Investor and the Company have entered into a Securities Purchase Agreement, dated as of this same date (the “Purchase Agreement”), under which the Investor is purchasing from the Company a $2 million Secured Convertible Promissory Note, dated as of this same date (“Note”). Under the Note, all amounts owed under the Note (“Indebtedness”) may, in certain circumstances, convert automatically or voluntarily (each a “Conversion”) into (a) shares of the Company’s restricted common stock (“Conversion Shares”), and (b) a Stock Purchase Warrant (“Warrant”) to purchase additional shares of the Company’s restricted common stock (“Warrant Shares”).

B. As a condition of closing the transactions contemplated under the Purchase Agreement, the Company has agreed to grant the Investor registration rights, upon any Conversion, with respect to the Conversion Shares and the Warrant Shares (together, the “Shares”), on the terms and conditions set forth in this Agreement.

AGREEMENT

The parties hereby agree as follows:

1. Registration Obligation. Except as otherwise stated in this Agreement, upon receipt of the written request of an Investor to the Company under Section 3 (“Registration Request”), the Company will file a Registration Statement with the Securities and Exchange Commission (“SEC”) requesting the registration of the Registerable Securities for resale under the Securities Act of 1933 (“Securities Act”). The Company will use its best efforts to cause the SEC to declare that Registration Statement effective, within 90 days from the filing of that Registration Statement.

2. Definitions. In addition to terms defined elsewhere in this Agreement, the following terms shall have the meanings :

2.1 “Register,” “registered,” and “registration” refer to preparing and filing a Registration Statement with the SEC, and the SEC’s subsequent declaration or ordering of effectiveness of that Registration Statement.

2.2 “Registerable Securities” means (a) the Shares, (b) any other shares of common stock held by the Investor (“Other Securities”), (c) any shares of common stock issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, the Shares or the Other Shares, or (d) any shares of common stock issued or issuable upon the conversion or exercise of any option, warrant, preferred stock, or other security convertible into shares of common stock. However, Registerable Securities do not include shares sold (i) by a person in a transaction in which such person’s rights under this Agreement are not assigned, (ii) to or through a broker, dealer or underwriter in a public distribution or a public securities transaction, or (iii) in a transaction exempt from the registration and prospectus delivery requirements of Section 4(1) of the Securities Act so that all transfer restrictions and restrictive legends, if any, are removed upon the consummation of that sale.

2.3 “Registration Statement” means a registration statement which covers the Registerable Securities, and which is filed with the SEC in compliance with the Securities Act of 1933 (the “Securities Act”).

2.4 “Subject Shares” means the Registerable Securities that an Investor requests to be registered in a Registration Statement.

3. Piggyback Registration Rights.

3.1 Scope. Except as otherwise stated in this Agreement, the Investor shall have the right (“Piggyback Rights”) to include all or part of the Registerable Securities in any two Registration Statements on either Form S-1 or S-3 filed by the Company in connection with a public offering of securities by the Company or by any other shareholder of the Company (each a “Piggyback Registration Statement”). However, the Investor shall not have Piggyback Rights as to (a) registrations relating solely to employee benefit plans, (b) registrations on any form that does not permit secondary sales, (c) the Company’s first underwritten registered public offering, or (d) if all the Registerable Securities are eligible for resale under Rule 144 of the Securities Act, not including any Blackout Period.

3.2 Registration Notice. If the Company proposes to file a Piggyback Registration Statement, then it shall give the Investor written notice of such proposed filing (a “Registration Notice”) at least 45 days before the anticipated filing date of the Piggyback Registration Statement. The Registration Notice shall offer the Investor the opportunity to include all or part of the Registerable Securities in the Piggyback Registration Statement.

3.3 Registration Request. In order to exercise its rights under Section 3.1, the Investor must deliver a Registration Request to the Company within 20 days after receiving a Registration Notice. Each Registration Request must specify (a) the number of Subject Shares, and (b) the Investor’s intended method of disposing of the Subject Shares. If the Company timely receives a Registration Request, then the Company shall include in the Piggyback Registration Statement (and any related qualifications or compliance filings under applicable state securities laws), and in any underwriting involved in the registration, all or any portion of the Subject Shares.

3.4 Underwritten Offerings

3.4.1 Conditions to Inclusion. The Company shall not be required to include any Subject Shares in a Piggyback Registration Statement unless (a) the Investor accept the terms of the underwriting as agreed on between the Company and the underwriters selected by it and (b) the Investor completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of the underwriting agreement (collectively, the “Underwriting Documents”); provided, however, that (i) the Investor shall only be required to complete and execute such Underwriting Documents to the same extent required of other similarly situated selling shareholders, if any, participating in the underwriting, and (ii) the terms of the Underwriting Documents required of Investor shall be upon terms and subject to the conditions no less favorable than the terms and conditions of any other applicable Underwriting Document executed in connection with the underwriting.

3.4.2 Limits on Inclusion.

(a) If a Piggyback Registration is initiated as a primary underwritten offering on behalf of the Company and the managing underwriter advises the Company and the Investor (if the Investor has elected to include Registerable Securities in such Piggyback Registration) in writing that in its opinion the number of shares of common stock proposed to be included in such registration, including all Registerable Securities and all other shares of common stock proposed to be included in such underwritten offering, exceeds the number of shares of common stock which can be sold in such offering and/or that the number of shares of common stock proposed to be included in any such registration would adversely affect the price per share of the common stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of common stock that the Company proposes to sell; (ii) second, the number of shares of common stock requested to be included therein by the Investor; and (iii) third, the number of shares of common stock requested to be included therein by other holders of common stock, allocated among such holders in such manner as they may agree; provided, however, that to the extent that Investor is unable to include substantially the number of shares of common stock requested to be included in the Investor’s Registration Request, the Company, in accordance with Section 8.1, shall be required to pay all fees and expenses associated with including the Registerable Securities in an additional Registration Statement.

(b) If a Piggyback Registration is initiated as an underwritten offering on behalf of a holder of common stock other than Investor, and the managing underwriter advises the Company in writing that in its opinion the number of shares of common stock proposed to be included in such registration, including all Investor’s Registerable Securities and all other shares of common stock proposed to be included in such underwritten offering, exceeds the number of shares of common stock which can be sold in such offering and/or that the number of shares of common stock proposed to be included in any such registration would adversely affect the price per share of the common stock to be sold in such offering, the Company shall include in such registration (i) first, the number of shares of common stock requested to be included therein by the holder(s) requesting such registration and by Investor, allocated pro rata among such holders on the basis of the number of shares of common stock (on a fully diluted, as converted basis) and the number of common stock, as applicable, owned by all such holders or in such manner as they may otherwise agree; and (ii) second, the number of shares of common stock requested to be included therein by other holders of common stock, allocated among such holders in such manner as they may agree.

3.5 Lock Up. The Investor agrees, if requested by the underwriters in a public offering, to not to sell any common stock that they hold or may hold for a period of 90 days (or such other number of days as the underwriters may require) following the Effective Date of any Piggyback Registration Statement. “Effective Date” means the date that the SEC declares a filed Registration Statement to be effective.

3.6 Withdrawal. If at any time, an Investor disapproves of the terms of any offering in which it has elected to exercise its Piggyback Rights, then the sole remedy of the Investor shall be to withdraw from that offering and the related Piggyback Registration Statement, by giving written notice to the Company and any underwriter. Such withdrawal, however, shall not impair the Investor from exercising its Piggyback Rights with regard to another or future Piggyback Registration Statement.

3.7 Delay of Registration. No Investor will have any right to obtain or seek an injunction restraining or otherwise delaying any Piggyback Registration Statement as the result of any controversy that might arise with respect to the interpretation or implementation of this Agreement.

3.8 Decision Not to File. If the Company decides not to file a Piggyback Registration Statement after sending a Registration Notice, then the Investor shall not be entitled to have the Subject Shares registered at such time.

4. Effective Period. The Company will keep the Registration Statement effective until the earlier of (a) the date all of the Registerable Securities registered under the Registration Statement have been sold, or (b) the date on which the Registerable Securities may be sold in compliance with Rule 144(d) under the Securities Act (the “Effective Period”). However, the Effective Period will be extended by the aggregate number of days that the Investor is required to suspend sales of the Registerable Securities under Section 5.

5. Blackout Period

5.1 Notwithstanding any other provision of this Agreement, the Company may (a) postpone the filing of a Registration Statement, (b) allow a Registration Statement to fail to be effective or usable, or (c) elect that an effective Registration Statement will not be usable, for a reasonable period of time not in excess of 90 days (a “Blackout Period”), if:

5.1.1 the Company’s Board of Directors determines in good faith that the registration and distribution of the Registerable Securities (or the use of the Registration Statement or the prospectus contained in the Registration Statement (“Prospectus”)) would (a) interfere with any proposed or pending material corporate transaction involving the Company or any of its subsidiaries, (b) require premature disclosure of such transaction, or (c) require the Company to disclose information that the Company has not otherwise made public and that the Company reasonably determines is in the best interests of the Company not to disclose at such time,

5.1.2 the Prospectus at any time includes (a) an untrue statement of a material fact or (b) omits to state a material fact required to be stated in the Prospectus, or necessary to make the statements in the Prospectus not misleading, in the light of the circumstances then existing, or

5.1.3 (a) the SEC issues a stop order suspending the effectiveness of any Registration Statement, (b) any state securities commission suspends the qualification of the Registerable Securities for offering or sale in any jurisdiction, or (c) an action relating to any such proceeding is initiated.

5.2 Blackout Notice. In each of the above cases, the Company must notify the Investor in writing (“Blackout Notice”) not later than five business days after such determination or occurrence.

5.3 Suspension of Sales. Each Investor agrees that, upon receipt of a Blackout Notice, the Investor will immediately discontinue disposition of its Registerable Securities under any Registration Statement until (a) such Investor’s receipt of a supplemented or amended Prospectus, or (b) until it is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus. If so directed by the Company, each Investor will deliver to the Company all copies, other than permanent file copies then in such Investor’s possession, of the Prospectus covering the Registerable Securities that was current at the time of the Blackout Notice.

6. Obligations of the Company. Whenever required under this Agreement to register any of any Registerable Securities, the Company shall do the following, as expeditiously as reasonably possible:

6.1 Registration Statement. The Company will prepare and file with the SEC (a) a Registration Statement with respect to such Registerable Securities and use its best efforts to cause such Registration Statement to become effective, and (b) such amendments and supplements to the Registration Statement and the Prospectus as may be necessary to comply with the provisions of the Securities Act and the Exchange Act with respect to the disposition of the Registerable Securities.

6.2 Investor Documents. The Company will furnish to the Investor (a) each version of the Registration Statement or Prospectus at least five days before it is filed with the SEC, (b) the numbers of copies of the Prospectus as the Investor may reasonably request, and (c) such other documents as the Investor may reasonably request in order to facilitate the disposition under the Registration Statement of the Registerable Securities owned by it.

6.3 State Qualifications. The Company will use its best efforts to register and qualify the Registerable Securities covered by the Registration Statement, or to comply with the requirements of any available exemption, under the state securities laws of any jurisdictions that are reasonably requested by the Investor, except that the Company will not be required to qualify to do business in any such states or jurisdictions in order to comply with this requirement.

6.4 Notice of Certain Events. The Company will notify any Investor with Registerable Securities covered by the Registration Statement if:

6.4.1 the Prospectus includes (a) an untrue statement of a material fact or (b) omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading, in the light of the circumstances then existing, or the SEC issues a stop order suspending the effectiveness of any Registration Statement under the Securities Act,

6.4.2 any state securities commission suspends the qualification of the Registerable Securities for offering or sale in any jurisdiction, or disallows any claimed exemption, or

6.4.3 an action relating to any such proceeding is initiated.

6.5 CUSIP Number. The Company will provide the Company’s transfer agent and registrar a CUSIP number for all Registerable Securities, in each case not later than the Effective Date of a Registration Statement.

7. Information Regarding Investor. The Company will have no obligation to register any Registerable Securities under this Agreement unless and until the Investor promptly furnish to the Company all information that the Company reasonably requires in order to effect the registration of the Investor’s Registerable Securities, including the information specified in Item 507 of Regulation S-K under the Securities Act regarding (a) the Investor, (b) the Registerable Securities held by it, and (c) the intended method of disposition of such securities. In addition, each Investor as to which a Registration Statement is being effected agrees to furnish promptly to the Company, for so long as the Investor holds any Registerable Securities, all information required to be disclosed in order to make any information previously furnished to the Company by such Investor not materially misleading.

8. Expenses of Registration

8.1 Company’s Obligation. The Company will pay all expenses incurred in connection with including Registerable Securities in one Registration Statement, including (without limitation) (a) all registration, filing, qualification, printers’ and accounting fees, (b) the reasonable fees and disbursements of one counsel for the selling Investor selected by it with the approval of the Company, which approval will not be unreasonably withheld, (c) the fees and disbursements of counsel for the Company, and (d) any underwriters’ discounts or commissions associated with Registerable Securities. If the Investor desires to include Registerable Securities in subsequent Registration Statement, then the Investor will be responsible for paying all of the above expenses incurred by the Company with respect to the inclusion of the Registerable Securities in the subsequent Registration Statement; provided, however, that if Investor was prevented from registering substantially the number of shares requested in its Registration Request during a prior Piggyback Registration, the Company will pay all expenses in connection with including Registerable Securities in an additional Registration Statement.

8.2 Exclusions. Notwithstanding Section 8.1, in any underwritten offering where an additional underwriter participates at the request of the Investor, the Company will not be responsible for (a) any underwriting discounts, commissions or fees attributable to the sale of Registerable Securities included in such offering of such underwriter, (b) any legal fees or disbursements, other than any such fees or disbursements relating to state securities law compliance, incurred by such underwriter, or (c) any transfer taxes that may be imposed in connection with a sale or transfer of Registerable Securities.

8.3 Withdrawal of Registration Statement. If two-thirds of the Registerable Securities covered by a Registration Statement request that the Registration Statement be withdrawn before sale of the Registerable Securities pursuant to the Registration Statement, then the Investors who voted for withdrawal shall bear all of the Company’s expenses related to the Registration Statement and its withdrawal.

9. Indemnification. In connection with any Registerable Securities included in a Registration Statement:

9.1 Indemnification by the Company. To the maximum extent permitted by law, the Company will indemnify and hold harmless Investor, Investor’s manager and members, any underwriter (as defined in the Securities Act) for Investor and each person, if any, who controls Investor or the underwriter within the meaning of the Securities Exchange Act of 1934 (“Exchange Act”) or the Securities Act (collectively the “Investor Indemnified Parties”), against any losses, claims, damages, or liabilities (joint or several) to which they may become subject under the Securities Act, the Exchange Act or other federal or state law or otherwise, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (each a “Claim”):

9.1.1 any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including the Prospectus, any free-writing prospectus (as defined in Rule 405 promulgated under the Securities Act) (“Free Writing Prospectus”) or any amendments or supplements thereto,

9.1.2 the omission or alleged omission to state in the Registration Statement, Free Writing Prospectus or the Prospectus a material fact required to be stated therein, or necessary to make the statements therein not misleading, in the light of the circumstances then existing, or

9.1.3 any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law.

The Company will pay, as incurred, any legal or other expenses reasonably incurred by any Investor indemnified party in connection with investigating or defending any such Claim.

9.2 Indemnification by Investor. In connection with any registration in which Investor is participating, to the extent permitted by law, each selling Investor, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter, any other investor selling securities in such registration statement and any controlling person of any such underwriter or other investor (the “Company Indemnified Parties”), against any Claim to which any of the Company Indemnified Parties may become subject, to the extent that such Claim arises out of or is based upon the Company’s reliance upon written information furnished by Investor expressly for use in connection with the Registration Statement or the Prospectus, or any amendment or supplement thereof. The Investor will pay, as incurred, any legal or other expenses reasonably incurred by any Company indemnified party in connection with investigating or defending any such loss, claim, damage, liability, or action.

9.3 Limitations

9.3.1 Settlements. Except as set forth in Section 9.5.2, no indemnifying party will be obligated to indemnify an indemnified party under this Section 9 for amounts paid in settlement of any Claim if settlement of such Claim is effected without the consent of the indemnifying party, which consent will not be unreasonably withheld.

9.3.2 Company Indemnification Limitations. In no event will the Company be obligated to indemnify or contribute to any Investor Indemnified Party for any Claim to the extent that it arises out of or is based upon written information furnished to the Company by any Investor Indemnified Party expressly for use in connection with a Registration Statement.

9.3.3 Right to Contribution. If the indemnification provided for hereunder is held by a court of competent jurisdiction to be prohibited by law to an indemnified party with respect to any loss, claim, damage, liability or action referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amounts paid or payable by such indemnified party as a result of such loss, claim, damage, liability or action in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions which resulted in such loss, claim, damage, liability or action as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The parties agree that it would not be just and equitable if contribution pursuant hereto were determined by pro rata allocation or by any other method or allocation which does not take account of the equitable considerations referred to herein. No person guilty or liable of fraudulent misrepresentation shall be entitled to contribution from any person.

9.4 Survival. The obligations of the Company and Investor under this Section 9 will survive the completion of the offering of Registerable Securities in the Registration Statement and otherwise (i) for one year with respect to claims brought by the Company or Investor, and (ii) for the statutory period of the underlying claim with respect to third party claims under Section 9.5.2 (the “Indemnification Period”).

9.5 Claims

9.5.1 Claim Notice. Any claim for indemnification under Section 9.1 or 9.2 must be made in writing and delivered as a notice (each a “Claim Notice”) by the party seeking indemnification to the party from whom indemnification is sought within the Indemnification Period, specifying in reasonable detail the nature and estimated amount of the claim.

9.5.2 Third-Party Claims.

(a) If the claim specified in the Claim Notice relates to a third-party claim, the indemnifying party shall have 15 days after its receipt of the Claim Notice to notify the indemnified party whether the indemnifying party agrees that the claim is subject to indemnification pursuant to Section 9.1 or 9.2, and whether the indemnifying party elects to defend such third-party claim at its own expense. However, if the indemnified party reasonably concludes that there are defenses available to it that are different or additional to those available to the indemnifying party, or if the interests of the indemnified party may be reasonably deemed to conflict with those of the indemnifying party, then the indemnified party shall have the right to select separate counsel and to assume and control the defense of such claim, demand or action, with the reasonable fees, expenses and disbursements of such counsel to be reimbursed by the indemnifying party as incurred (it being the agreement between the Parties that the indemnified party may retain or use multiple lawyers or law firms but only if and to the extent the discrete tasks performed by each do not unnecessarily replicate the task of another). If the claim relates to a third-party claim that the indemnifying party elects to defend, then the indemnified party shall reasonably cooperate with such defense. The indemnified party shall, however, regardless, be entitled to participate in the defense or settlement of such a third-party claim through its own counsel and at its own expense and shall be entitled to approve or disapprove any proposed settlement that would impose a duty or obligation on the indemnified party. If the indemnifying party does not timely elect to defend a third-party claim, or if the indemnifying party fails to conduct such defense with reasonable diligence, then the indemnified party may conduct the defense of, or settle, such claim at the risk and expense of the indemnifying party.

(b) If an indemnifying party assumes the defense of such a claim, (i) the indemnifying party must acknowledge in writing to the indemnified party that the damages that may be assessed against the indemnified party in connection with the claim underlying such Claim Notice constitute damages for which the indemnified party shall be indemnified pursuant to Section 9.1 or 9.2, as applicable, (ii) the indemnifying party agrees to vigorously defend against the claim underlying such Claim Notice at the indemnifying party’s sole cost, (iii) the indemnified party shall have the right to consult with the indemnifying party and the indemnifying party shall facilitate such consultation, (iv) upon reasonable request by the indemnified party, the indemnifying party shall provide the notice, copies, access and right of consultation provided for herein with respect to any claim for indemnification pursuant to this Agreement, and (v) the indemnifying party shall have no liability with respect to any compromise or settlement thereof effected by the indemnified party without its consent (which consent shall not be unreasonably withheld or delayed).

9.6 Claims Other Than Third-Party Claims. If the claim does not relate to a third-party claim, the indemnifying party shall have 30 days after receipt of the Claim Notice to notify the indemnified party in writing whether the indemnifying party accepts liability for all or any part of the claim and the method and timing of any proposed payment. If the indemnifying party does not so notify the indemnified party, the indemnifying party shall be deemed to have accepted liability for all damages described in the Claim Notice.

10. Exchange Act Reports. With a view to making available to the Investor the benefits of Rule 144 under the Securities Act, and any other rule or regulation of the SEC that may at any time permit an Investor to sell securities of the Company to the public pursuant Rule 144 under the Securities Act or pursuant to a Form S-3 Registration Statement, the Company agrees to:

10.1 make and keep public information available, as those terms are understood and defined in Rule 144, for the Effective Period so long as the Company is and remains subject to the periodic reporting requirements under Sections 13 or 15(d) of the Exchange Act,

10.2 take such action as are necessary to enable the Company to use a Form S-3 Registration Statement to register the resale of the Registerable Securities at such time as the Company may be eligible to use a Form S-3 Registration Statement,

10.3 file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act, and

10.4 for so long as the Investor owns any Registerable Securities, to furnish to Investor upon its request (a) a written statement by the Company that it has complied with the reporting requirements of Rule 144, the Securities Act and the Exchange Act, and/or that it qualifies as a registrant whose Registerable Securities may be resold pursuant to Form S-3 (at any time after it so qualifies), and (b) such other information that is not available in the SEC’s EDGAR system and that may be reasonably requested in availing any Investor of any rule or regulation of the SEC which permits the selling of any Registerable Securities without registration or pursuant to such form.

11. Termination. This Agreement will terminate and be of no further force or effect on the earlier of the date when (a) all of the Registerable Securities have been sold under a Registration Statement or pursuant to any exemption from registration, (b) any unsold Registerable Securities may be immediately sold in compliance with Rule 144(d) under the Securities Act (without considering any applicable Blackout Period) or (c) the Company is no longer registered as a reporting issuer under the Exchange Act.

12. General Provisions.

12.1 No Assignments; Successors. Neither party will assign this Agreement, in whole or in part, voluntarily or involuntarily (including a transfer to a receiver or bankruptcy estate), without the prior written consent of the other party; provided, however, that upon written notice to the Company, Investor’s rights under this agreement shall be assignable, in whole or in part, to the members of Investor (each, a “Member”) pro rata in proportion to their membership percentages. Upon assignment duly completed under the terms of this section, each Member shall have the rights of Investor under this Agreement. Subject to the foregoing, this Agreement will be for the benefit of and be binding upon the parties, the parties’ legal representative, successors, and permitted assigns.

12.2 Notices. Any notice required or permitted to be given under this Agreement or any agreement or instrument executed in connection with this Agreement will be (a) in writing, (b) delivered personally, including by means of facsimile transmission or by courier, or mailed by registered or certified mail, postage prepaid and return receipt requested, (c) deemed given on the date of personal delivery or on the date set forth on the return receipt or on the confirmation of facsimile transmission, and (d) delivered or mailed to the addresses or facsimile numbers set forth below, or to such other address or facsimile number as any party may from time to time direct. E-mail addresses are included below for communications purposes only and not for the purpose of delivering effective notice under this section.

If to the Company:	With a copy (which will not constitute notice) to:
SD Company, Inc. 1583 South 1700 East Vernal, UT 84078 Facsimile: Attention: Annette Meier, President E-mail: annette@teamsdp.com	Eugenie D. Rivers Wong Fleming, P.C. 2340 – 130th Ave, NE, Ste. D-150 Bellevue WA 98005 Facsimile: (206) 770-6134 E-mail: erivers@wongfleming.com

If to the Investor(s):	With a copy (which will not constitute notice) to:

D4D LLC 3953 Maple Avenue, Suite #150 Dallas, TX 75219 Facsimile: Attention: Reid Walker E-mail: reid@5tinv.com	Mark S. Solomon Andrews Kurth LLP 1717 Main Street, Suite 3700 Dallas TX 75201 Facsimile: (214) 659-4892 E-mail: marksolomon@andrewskurth.com

12.3 Governing Law. This Agreement will be governed by, and construed and enforced under, the laws of the State of Texas. The parties consent to the jurisdiction of and venue in any appropriate court in Dallas County, Texas.

12.4 Severability. If any provision of this Agreement is held to be invalid, illegal, or unenforceable by a court having jurisdiction, that provision will not affect any other provision of this Agreement, which will remain in full force and effect to the extent possible.

12.5 Dispute Resolution. The parties will first make a good faith effort to settle by negotiation any dispute regarding this Agreement, or any document executed in connection with this Agreement. If a settlement has not been reached within 15 days of commencing such negotiation, the dispute will be submitted to binding arbitration by a mutually acceptable arbitrator. If the parties cannot agree on an arbitrator, then each party will select one arbitrator, and those two arbitrators will select a third arbitrator who will conduct the arbitration. Any arbitration under this section will be conducted in Unitah County, Utah, pursuant to the Commercial Arbitration Rules of the American Arbitration Association then in effect. Notwithstanding the above, this section will not apply to (a) actions for equitable relief, or (b) actions to enforce any arbitration award. In any action under the preceding clauses (a) or (b), each party waives any right to a jury trial. In any action under this section, the substantially prevailing party will be entitled to reimbursement of its costs and reasonable attorney fees by the non-prevailing party, including such costs and fees as may be incurred on appeal or in a bankruptcy proceeding.

12.6 No Third Party Beneficiaries. Except for Members of Investor as set forth in Section 12.1,this Agreement is intended for the benefit of the parties and their respective permitted successors and assigns. This Agreement is not for the benefit of, nor may any of its provisions be enforced by, any other person.

12.7 Amendment; Waiver. This Agreement may be amended or modified only by written agreement executed by both of the parties. The terms of this Agreement may only be waived by the party granting such waiver in writing. Any waiver or failure to insist upon strict compliance with any obligation, covenant, agreement or condition in this Agreement will not operate as a waiver of any other provision.

12.8 Entire Agreement. This Agreement sets forth the entire understanding and agreement of the parties relating to the Registerable Securities, and supersedes any and all other understandings, negotiations or agreements between the parties relating to registration of the Registerable Securities.

12.9 Counterparts. This Agreement may be executed in counterparts, each of which will be deemed an original, and all of which together will constitute a single agreement.

[Signatures appear on the next page]

Signed effective as of the date first written above.

INVESTOR(S):	COMPANY:

D4D LLC By Hard 4 Holdings, LLC, its Managing Member	SD COMPANY, INC.
By:	By:
Reid Walker, its Manager	G. Troy Meier, Chief Executive Officer

[Signature Page to Registration Rights Agreement]

Exhibit A

INVESTORS

1. D4D LLC